UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2015

ISATORI, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11900	75-2422983
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15000 W 6th Avenue, Suite 202 Golden, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-215-9174

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.

Submission of Matters to a Vote of Security Holders

iSatori, Inc. (the “Company”) held its special meeting of stockholders on September 29, 2015.  Of the 13,368,791 shares of common stock issued and outstanding as of the record date (August 13, 2015), 11,466,342 shares of common stock (approximately 85.77%) were present or represented by proxy at the special meeting. In addition, (i) 9,500 shares of Series A $20 Convertible Preferred Stock and (ii) 13,000 shares of Series D $20 Convertible Preferred Stock, convertible into 3,250 shares of common stock and voting on an as-converted basis, were present or represented by proxy at the special meeting. The results of the voting on the matters submitted to the stockholders are as follows.

(1)

Adoption of the Agreement and Plan of Merger, dated as of May 18, 2015, by and among FitLife Brands, Inc. (“FitLife”), ISFL Merger Sub, Inc. (“Merger Sub”) and iSatori, Inc. (“iSatori”) and the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into iSatori, with iSatori as the surviving corporation and a wholly-owned subsidiary of FitLife (the "merger") and approval of the merger:

Name	For	Against	Abstain

	11,393,268	73,072	2

(2)

Approval, on an advisory (non-binding) basis, the compensation that may be paid or become payable to iSatori’s named executive officers that is based on or otherwise related to the proposed merger:

For	Against	Abstain

11,260,357	111,654	2

Item 8.01.

Other Events.

On September 29, 2015, the Company issued a press release announcing the results of its special meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 30, 2015, announcing results of special meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2015

ISATORI, INC.

By:	/s/ Stephen Adelé
Stephen Adelé
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 30, 2015, announcing results of special meeting.